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                                                                 EXHIBIT (n)

INDEPENDENT AUDITORS' CONSENT

MuniHoldings Michigan Insured Fund, Inc.

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-70481 of our report dated January 21, 1999 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Experts" appearing in the Prospectus, which also is a part of such Registration Statement.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
February 4, 1999